news release

Omnicare Appoints John L. Workman as Interim CEO; BOARD ACCEPTS JOHN FIGUEROA'S RESIGNATION

Nitin Sahney Appointed COO
Board Initiates Search for Permanent CEO
2012 Guidance Unaffected

CINCINNATI, June 11, 2012 - Omnicare, Inc. (NYSE: OCR) announced today that its Board of Directors has appointed President and CFO John L. Workman as interim CEO, effective immediately. Mr. Workman's appointment follows the Board's acceptance of John Figueroa's resignation as CEO and a director of the Company. Mr. Workman will also maintain his current responsibilities as President and CFO.

The Company also has appointed Nitin Sahney, Executive Vice President and President, Specialty Care Division, to the additional position of Chief Operating Officer. Mr. Sahney's appointment is effective immediately. Mr. Sahney's new position will include responsibility for the Long Term Care Division.

In remarking on his decision to resign, Mr. Figueroa indicated that he believed he accomplished the goals established by the Board when he was hired, namely to transition Omnicare to be a more operations-driven company focused on customer service.

“On behalf of the Board, I would like to thank John Figueroa for his service to Omnicare,” said James D. Shelton, Omnicare's Chairman of the Board. “John joined us during a key period of change and revitalization, and he accomplished the goals we established. We wish him and his family the very best for the future.”

Mr. Figueroa said, “When I joined as CEO, I was committed to transitioning Omnicare to a more operations-driven company and focusing on better leveraging our resources and capabilities to improve efficiency and enhance the customer experience. I am proud of the progress we made as a team during my tenure.”

In commenting on Mr. Workman, Mr. Shelton said, “We are fortunate to have someone of John Workman's caliber to step in and lead Omnicare as Interim CEO. John is a proven executive who has provided outstanding leadership to Omnicare as CFO and President for the last two and a half years. He has built a strong and deep financial team. In addition, he has been intimately involved in the improved operations at the company. In short, he is ideally suited to oversee the continued execution of our strategic plan while ensuring a seamless transition. We're also pleased to have Nitin serve as COO. As head of our Specialty Care Division, Nitin has demonstrated his strength as a successful operator, and we look forward to leveraging his expertise across the entire organization.”

Mr. Workman said, “I am honored that the Board has selected me to lead Omnicare on an interim basis and pleased to be partnering with Nitin Sahney in his new role as Chief Operating Officer. Omnicare delivers essential services to a rapidly changing market. To drive profitable and sustainable growth, we will continue to be focused on processes, technology and people, that improve customer service and efficiency, coupled with our continued disciplined use of cash. Given our understanding of the business, the market environment and the competitive landscape, I am confident that we will continue to successfully execute our core strategies.”

The Executive Committee of the Board of Directors will coordinate the search for a permanent CEO. The search process will include a thorough review of internal and external candidates, including Mr. Workman.

2012 Guidance

The Company noted that its guidance remains unaffected as a result of today's announcement. As previously disclosed, Omnicare's full-year 2012 guidance is as follows:

•	Revenues of $6.1 billion to $6.2 billion

•	Adjusted cash-based income per diluted share from continuing operations of $3.10 to $3.20, excluding special items

•	Cash flow from continuing operations of $400 million to $500 million

Webcast Today

Omnicare will hold a conference call to discuss today's announcement at 9:00 a.m. ET. A live webcast of the conference call will be accessible from the Investor Relations section of Omnicare's website at http://ir.omnicare.com. An archived replay will be made available on the website following the conclusion of the conference call.

About John L. Workman

Mr. Workman has served as Chief Financial Officer since November 2009 and was appointed President in February 2011. From 2004 to 2009, he served as Executive Vice President and Chief Financial Officer of HealthSouth Corporation as a key member of the team that transformed the operations of HealthSouth. Prior to joining HealthSouth, Mr. Workman served as Chief Executive Officer of U.S. Can Corporation where he also served as Chief Operating Officer and Chief Financial Officer during his six year tenure. Before that, he spent more than 14 years with Montgomery Ward & Company, Inc., serving in various capacities, including Chief Financial Officer and Chief Restructuring Officer. Mr. Workman began his career with the public accounting firm KPMG, where he was a partner. A certified public accountant, Mr. Workman received a bachelor's degree in Accounting from Indiana University and an M.B.A. from the University of Chicago.

About Nitin Sahney

Mr. Sahney rejoined Omnicare in November 2010 as the Executive Vice President & President of Specialty Care Group, which services the specialty pharmaceutical market. Prior to joining Omnicare, Mr. Sahney had been managing a healthcare investment fund and advising executives at publicly traded healthcare services firms and private equity groups, both domestically and abroad. Mr. Sahney led the evolution and development of RxCrossroads from a wholesale and distribution operation to one of the nation's best regarded and fastest growing specialty pharmaceutical services companies and continued to serve as RxCrossroads' President & CEO, following its acquisition by Omnicare in 2005. Prior to his involvement with RxCrossroads, he held a variety of senior management positions with Cardinal Healthcare. Mr. Sahney received a Bachelor of Arts degree in Economics from Punjab University and a Master of Business Administration degree from Clarion University.

About Omnicare

Omnicare, Inc., a Fortune 400 company based in Cincinnati, Ohio, provides comprehensive pharmaceutical services to patients and providers across North America. As the market-leader in professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other chronic care institutions, Omnicare leverages its unparalleled clinical insight into the geriatric market along with some of the industry's most innovative technological capabilities to the benefit of its long-term care customers. Omnicare also provides key commercialization services for the bio-pharmaceutical industry and end-of-life disease management through its Specialty Care Group. For more information, visit www.omnicare.com.

Forward-looking Statements

In addition to historical information, this report contains certain statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to "beliefs," "expectations," "anticipations," "intentions" or similar words) and all statements which are not statements of historical fact. Such forward-looking statements, together with other statements that are not historical, are based on management's current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of these risks and uncertainties are described in the Company's Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission.  Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company's actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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CONTACT:
Patrick Lee
(513) 719-1507
patrick.lee@omnicare.com